Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

PILGRIM’S PRIDE CORPORATION

FIRST: The name of the Corporation is PILGRIM’S PRIDE CORPORATION.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the “GCL’).

FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $.0l per share (“Preferred Stock”), and 45,000,000 shares of common stock, par value $.01 per share (the “Common Stock”).

The following is a statement of the designations, preferences and relative, participating, optional or other special rights in respect of the classes of stock of the Corporation, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

Preferred Stock

Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.

Common Stock

A. Dividends. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and on the conditions set forth in the foregoing part of this Article Fourth or in any resolution of the Board of Directors of the Corporation, dividends may be paid on the Common Stock in money, property or Common Stock, as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof.

B. Voting. The shares of Common Stock shall be fully voting stock at the rate of one vote for each share of Common Stock.

C. Liquidation Rights. In the event of any liquidation dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after distribution in full of the preferential amounts to be distributed to the holders of shares of any and all parties of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing Address
Van M. Jolas	Rain Harrell Emery Young & Doke 4200 RepublicBank Tower Dallas, Texas 75201

SIXTH: The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until his successor is elected and qualified is as follows:

Name	Mailing Address

Lonnie A. Pilgrim	P.O. Box 93, Pittsburg, Texas 75686

Clifford S. Butler	P.O. Box 93, Pittsburg, Texas 75686

Robert E. Hendrix	P.O. Box 93, Pittsburg, Texas 75686

James J. Miner, Ph.D.	P.O. Box 93, Pittsburg, Texas 75686

Charles L. Black	P.O. Box 93, Pittsburg, Texas 75686

Richard C. Larkin	P.O. Box 93, Pittsburg, Texas 75686

James G. Vetter, Jr.	P.O. Box 93, Pittsburg, Texas 75686

Robert E. Hilgenfeld	P.O. Box 93, Pittsburg, Texas 75686

Scott D. Jackson	P.O. Box 93, Pittsburg, Texas 75686

Vance C. Miller	P.O. Box 93, Pittsburg, Texas 75686

Lonnie Ken Pilgrim	P.O. Box 93, Pittsburg, Texas 75686

SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders,

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add or to repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) In addition to the powers and authority herein-before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Corporation’s Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a Consequence of much compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TENTH: The directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director of the

Corporation (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of September, 1986.

/s/ Van M. Jolas

Van M. Jolas

CERTIFICATE OF MERGER

Pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware, Pilgrim’s Pride Corporation, a Delaware Corporation, does hereby adopt the following Certificate of Merger:

1. The name and state of incorporation of each of the constituent corporations is:

Name of Corporation	State
Pilgrim’s Pride Corporation	Texas
Pilgrim’s Pride Corporation	Delaware

2. The Plan and Agreement of Merger (the “Merger Agreement”) between Pilgrim’s Pride Corporation and Pilgrim’s Pride Corporation, a Texas Corporation (“PPC”), dated October 25, 1986, attached hereto as Exhibit A, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Pilgrim’s Pride Corporation, a Delaware corporation.

4. The Certificate of Incorporation of Pilgrim’s Pride Corporation shall be the Certificate of Incorporation of the surviving corporation.

5. The executed Merger Agreement is on file at the principal place of business of Pilgrim’s Pride Corporation, 110 South Texas Street, Pittsburg, Texas 75686.

6. A copy of the Merger Agreement will be furnished by Pilgrim’s Pride Corporation on request and without cost to any stockholder of any constituent corporation.

7. The authorized capital stock of PPC is 1,750,000 shares of common stock, par value $1.00 per share.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed as of the 1st day of November, 1986.

Attest:	PILGRIM’S PRIDE CORPORATION a Delaware corporation

/s/ Clifford E. Butler	By:	/s/ Lonnie A. Pilgrim

Clifford E Butler Secretary		Lonnie A. Pilgrim Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT A

PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER, made and entered into as of the 25th day of October, 1986, by and between Pilgrim’s Pride Corporation, a Texas corporation (“PPC”), and Pilgrim’s Pride Corporation, a Delaware corporation (“New PPC”) (PPC and New PPC are hereinafter collectively referred to as the “Constituent Corporations”);

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of PPC and New PPC have determined that it is desirable and in the best interest of each of the corporations to effect a merger of the corporations, whereby (i) PPC will be merged into New PPC, which will be the surviving corporation in the merger, (ii) each issued and outstanding share of common stock, par value $.01 per share (“New PPC Common Stock”), of New PCC owned by PPC will be cancelled and (iii) each issued and outstanding share of common stock, par value $1.00 per share (“PPC Common Stock”), of PPC will be converted into and become shares of New PPC Common Stock; and

WHEREAS, the respective Boards of Directors of PPC and New PPC have directed that the plan of merger be submitted to a vote of shareholders of PPC and New PCC, respectively;

WHEREAS, the respective Boards of Directors of PCC and New PPC have duly authorized the execution hereof;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, PPC and New PPC hereby agree that PPC shall be merged with and into New PCC in accordance with the terms and conditions of this Agreement and prescribe the terms and conditions of the merger of PCC into New PPC, the mode of carrying it into effect, the name of the surviving corporation, and such other details and provisions as are deemed necessary or desirable, as follows:

1. Merger. Subject to the conditions hereinafter set forth, upon the filing of Articles of Merger as required under applicable law (the “Effective Time”), PPC shall be merged with and into New PPC, and New PPC shall be the surviving corporation and shall be governed by the laws of the State of Delaware.

2. Terms and Conditions of the Merger. At the Effective Time, (i) the Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of New PPC in effect immediately prior to the Effective Time, (ii) the Bylaws of the surviving corporation shall be the Bylaws of New PPC in effect immediately prior to the Effective Time, (iii) the directors of the surviving corporation shall be the directors of New PPC in office immediately prior to the Effective Time, who shall serve until their successors shall have been elected and shall qualify, (iv) the officers of the surviving corporation shall be the officers of PPC in office immediately prior to the Effective Time, and (v) the registered office of the surviving corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

This Merger Agreement shall constitute a Plan of Reorganization pursuant to Section 368(a)(l)(A) of the Internal Revenue Code of 1954, as amended.

At the Effective Time, the separate corporate existence of PPC shall cease, and New PCC shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, including stock subscriptions and all other choses or things in action or belonging to each of the Constituent Corporations shall be vested in the surviving corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

At the Effective Time, New PPC assumes the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Notes (as defined in the Collateral Trust Indenture Re: Pilgrim’s Pride Corporation Dated as of October 1, 1986 (the “Indenture”)), according to their respective tenor, and the due and punctual performance and observance of all of the covenants in the Notes, the Indenture and the documents evidencing or creating any other obligations secured by the Indenture.

New PCC, the surviving corporation, hereby (i) agrees that it may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of PPC and in any proceeding for the enforcement of the rights of a dissenting shareholder of PPC against New PPC, (ii) irrevocably appoints the Secretary of State of Texas as its agent to accept service of process in any such proceeding, and (iii) agrees that it will promptly pay to the dissenting shareholders of PPC the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders.

3. The Manner of Converting the Shares. At the Effective Time, (i) each of the issued and outstanding shares of New PPC Common Stock owned by PPC shall be cancelled and returned and resume the status of authorized but unissued shares of New PPC Common Stock and (ii) the issued and outstanding shares of PPC Common Stock shall, by virtue of the merger and without any action, be converted into and become fully paid and non-assessable shares of New PCC Common Stock as set forth in the following table:

Shareholder	Number of Shares of PPC Common Stock Outstanding	Number of Shares of New PPC Common Stock Into Which Converted

Lonnie A. Pilgrim	480,718	16,920,000

Lonnie A. Pilgrim, Trustee for Lonnie Ken Pilgrim	10,228	360,000

Lonnie A. Pilgrim, Trustee for Greta Pilgrim	10,228	360,000

Lonnie A. Pilgrim, Trustee for Patrick Wayne Pilgrim	10,228	360,000

4. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after action thereon by the shareholders of PPC or New PPC, by resolution of the Board of Directors of either PPC or New PPC. In the event of the termination and abandonment of this Agreement pursuant to the provisions of this Section, this Agreement shall be of no further force or effect.

5. Further Actions. The parties hereto agree to take all further actions and to execute and acknowledge and deliver all such further instruments or documents as may be necessary or desirable to carry out the transactions provided for in this Agreement.

6. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented shares of PPC Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of New PPC Common Stock. The registered owner on the books and records of New PPC or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to New PPC or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions on, the shares of New PPC Common Stock evidenced by such outstanding certificate as above provided.

7. Condition to Effectiveness. The obligations of the parties hereto to effect the merger contemplated hereby are subject to the completion of the purchase by PPC of shares of PPC Common Stock from certain of its shareholders pursuant to the provisions of the Stock Purchase Agreement of even date herewith among PPC, Doris Pilgrim Julian, Aubrey Hal Pilgrim, Paulette Pilgrim Rolston and Evanne Pilgrim by March 31, 1987.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

ATTEST:	PILGRIM’S PRIDE CORPORATION, a Texas corporation

/s/ Clifford E. Butler	By:	/s/ Lonnie A. Pilgrim
Clifford E. Butler Secretary		Lonnie A. Pilgrim Chairman of the Board of Directors and Chief Executive Officer

ATTEST:	PILGRIM’S PRIDE CORPORATION, a Delaware corporation

/s/ Clifford E. Butler	By:	/s/ Lonnie A. Pilgrim
Clifford E. Butler Secretary		Lonnie A. Pilgrim Chairman of the Board of Directors and Chief Executive Officer

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a Notary Public in and for said County and State, personally appeared Lonnie A. Pilgrim and Clifford E. Butler, who being by me duly sworn, declared that they are the Chairman of the Board of Directors and Chief Executive Officer and Secretary, respectively, of Pilgrim’s Pride Corporation, a Delaware corporation, that they signed the foregoing document as Chairman of the Board of Directors and Chief Executive Officer and Secretary, respectively, of said corporation, that the statements therein contained are true and acknowledged the instrument to be the free act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of October, 1986

/s/ Julia M. Martin

Notary Public in and of the State of Texas

My Commission Expires:

January 24, 1989

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME. a Notary Public in and for said County and State, personally appeared Lonnie A. Pilgrim and Clifford E. Butler. who being by me duly sworn, declared that they are the Chairman of the Board of Directors and Chief Executive Officer and Secretary, respectively, of Pilgrim’s Pride Corporation, a Texas corporation, that they signed the foregoing document as Chairman of the Board of Directors and Chief Executive Officer and Secretary, respectively, of said corporation, that the statements therein contained are true and acknowledged the instrument to be the free act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of October, 1986

/s/ Julia M. Martin

Notary Public in and of the State of Texas

My Commission Expires:

January 24, 1989

SECRETARY’S CERTIFICATE

I, Clifford E. Butler, do hereby certify that I am the duly elected and qualified secretary of Pilgrim’s Pride Corporation, a Delaware corporation (“New PPC”), and that the holder of all of the issued and outstanding shares of common stock, par value $.0l per share, of New PPC has approved and adopted the Plan and Agreement of Merger by and between New PPC and Pilgrim’s Pride Corporation, a Texas corporation, dated as of October 25, 1986 by unanimous written consent dated as of October 25, 1986.

IN WITNESS WHEREOF, I have executed this Certificate as of the 1st day of November, 1986.

/s/ Clifford E. Butler

Clifford E. Butler

SECRETARY’ S CERTIFICATE

I, Clifford E. Butler, do hereby certify that I am the duly elected and qualified secretary of Pilgrim’s Pride Corporation, a Texas corporation (“PPC”), and that the holders of all of the issued and outstanding shares of common stock, par value $1.00 per share, of PPC have approved and adopted the Plan and Agreement of Merger by and between PPC and Pilgrim’s Pride Corporation a Delaware corporation, dated as of October 25, 1986 by unanimous written consent dated as of November 1, 1986.

IN WITNESS WHEREOF, I have executed this Certificate as of the 1st day of November, 1986.

/s/ Clifford E. Butler

Clifford E. Butler

CERTIFICATE OF MERGER

Pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, Pilgrim’s Pride Corporation, a Delaware Corporation, does hereby adopt the following Certificate of Ownership and Merger:

1. The name and state of incorporation of each of the Constituent corporations is:

Name of Corporation	State
Cash Poultry, Inc.	Arizona
Pilgrim’s Pride Corporation	Delaware

2. The Plan and Agreement of Merger (the “Merger Agreement”) between Pilgrim’s Pride Corporation and Cash Poultry, Inc. dated March 10, 1988, attached hereto as Exhibit A, has been approved, adopted, certified, executed and acknowledge by each of the constituent corporations.

3. The name of the surviving corporation is Pilgrim’s Pride Corporation, a Delaware corporation.

4. The Certificate of Incorporation of Pilgrim’s Pride Corporation shall be the Certificate of Incorporation of the surviving corporation.

5. The executed Merger Agreement is on file at the principal place of business of Pilgrim’s Pride Corporation, 110 South Texas Street, Pittsburg, Texas 75686.

6. A Copy of the Merger Agreement will be furnished by Pilgrim’s Pride Corporation on request and without cost to any stockholder of any constituent corporation.

7. The authorized capital stock of Cash Poultry, Inc. is 15,000 shares of common stock, par value 100.00 per share, and 15,000 shares of preferred stock, par value $100.00 per share.

8. Pilgrim’s Pride Corporation is the owner of 100% of the issued and outstanding shares of Cash Poultry, Inc.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed as of the 10th day of March, 1988.

Attest:	PILGRIM’S PRIDE CORPORATION, a Delaware corporation

/s/ Clifford E. Butler	By:	/s/ Lonnie A. Pilgrim
Clifford E. Butler Secretary		Lonnie A. Pilgrim Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT A

PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER, made an entered into as of the 10th day of March, 1988, by and between Cash Poultry, Inc., an Arizona corporation (“CPI”) and Pilgrim’s Pride Corporation, a Delaware corporation (“PPC”) (hereinafter collectively referred to as the “Constituent Corporations”);

W I T N E S S E T H :

WHEREAS, the respective Boards of Directors of CPI and PPC have determined that it is desirable and in the best interest of each of the corporations to effect a merger of the corporations, whereby (i) CPI will be merged into PPC, which will be the surviving corporation in the merger, (ii) each issued and outstanding share of common and preferred stock, par value $100.00 per share (“CPI Stock”), of CPI owned by PPC will be cancelled and (iii) no new shares of PPC shall be issued in exchange therefor; and

WHEREAS, the respective Boards of Directors of CPI and PPC have duly authorized the execution hereof;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, CPI and PPC hereby agree that CPI shall be merged with and into PPC in accordance with the terms and conditions of this Agreement and prescribe the terms and conditions of the merger of CPI into PPC, the mode of carrying it into effect, the name of the surviving corporation, and such other details and provisions as are deemed necessary of desirable, as follows:

1. Merger. Subject to the conditions hereinafter set forth, upon the filing of Articles of Merger as required under applicable law (the “Effective Time”), CPI shall be merged with and into PPC, and PPC shall be the surviving corporation and shall be governed by the laws of the State of Delaware.

2. Terms and Conditions of the Merger. At the Effective Time, (i) the Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of PPC in effect immediately prior to the Effective Time, (ii) the Bylaws of the surviving corporation shall be the bylaws of PPC in effect immediately prior to the Effective Time, (iii) the directors of the surviving corporation shall be the directors of PPC in office immediately prior to the Effective Time, who shall serve until their successors shall have been elected and shall qualify, (iv) the officers of the surviving corporations shall be the offices of PPC in office immediately prior to the Effective Time, and (v) the registered office of the surviving corporation in the state of Delaware shall be the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

This Merger Agreement shall constitute a Plan of Reorganization pursuant to Section 368(a) (l) (A) of the Internal Revenue Code of 1954, as amended.

At the Effective Time, the separate corporate existence of CPI shall cease, and PPC shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, including stock subscriptions and all other choses or things in action or belonging to each of the Constituent Corporations shall be vested in the surviving corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved, unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted to it.

PPC, the surviving corporation, hereby (i) agrees that it may be served with process in the State of Arizona in any proceeding for the enforcement of any obligation of CPI and in any proceeding for the enforcement of the rights of a dissenting shareholder of CPI against PPC, (ii) irrevocably appoints the Commissioner of the State of Arizona as its agent to accept service of process in any such proceeding, and (iii) agrees that it will promptly pay to the dissenting shareholders of CPI the amount, if any, to which they shall be entitled under the provisions of §10-007 of the Corporate Laws of the State of Arizona with respect to the rights of dissenting shareholders.

3. The Manner of Converting the Shares. At the Effective Time, each of the issued and outstanding shares of CPI Stock owned by PPC shall be cancelled and returned. No shares of stock of PPC shall be issued in exchange therefor.

4. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after action thereon by the shareholders of CPI or PPC, by resolution of the Board of Directors of either CPI or PPC. In the event of the termination and abandonment of this Agreement pursuant to the provisions of this Section, this Agreement shall be of no further force or effect.

5. Further Actions. The parties hereto agree to take all further actions and to execute and acknowledge and deliver all such further instruments or documents as may be necessary or desirable to carry out the transactions provided for in this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

ATTEST:	CASH POULTRY, INC. an Arizona corporation

/s/ Clifford E. Butler	By:	/s/ Lonnie A. Pilgrim
Clifford E. Butler Secretary		Lonnie A. Pilgrim President

ATTEST:	PILGRIM’S PRIDE CORPORATION, a Delaware corporation

/s/ Clifford E. Butler	By:	/s/ Lonnie A. Pilgrim
Clifford E. Butler Secretary		Lonnie A. Pilgrim Chief Executive Officer

STATE OF TEXAS	§
§
COUNTY OF CAMP	§

BEFORE ME, a Notary Public in and for said County and State, personally appeared Lonnie A. Pilgrim and Clifford E. Butler, who being by me duly sworn, declared that they are the Chief Executive Officer and Secretary, respectively, of Pilgrim’s Pride Corporation, a Delaware Corporation, that they signed the foregoing document as Chief Executive Officer and

Secretary, respectively, of said corporation, that the statements therein contained are true, and acknowledged the instrument to be the free act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 10th day of March, 1988.

/s/ Cynthia A. Jackson

Notary Public in and of the State of Texas

My Commission Expires:

7-12-89

STATE OF TEXAS	§
§
COUNTY OF CAMP	§

BEFORE ME, a Notary Public in and for said County and State, personally appeared Lonnie A. Pilgrim and Clifford E. Butler, who being by me duly sworn, declared that they are the President and Secretary, respectively, of Cash Poultry, Inc., an Arizona Corporation, that they signed the foregoing document as President and Secretary, respectively, of said corporation, that the statements therein contained are true, and acknowledged the instrument to be the free act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 10th day of March, 1988.

/s/ Cynthia A. Jackson

Notary Public in and of the State of Texas

My Commission Expires:

7-12-89

SECRETARY’S CERTIFICATE

I, Clifford E. Butler, do hereby certify that I am the duly elected and qualified secretary of Cash Poultry, Inc. and that the holders of all of the issued and outstanding shares of non-voting common and voting preferred stock, par value $100.00 per share, of CPI have approved and adopted the Plan and Agreement of Merger by and between CPI and Pilgrim’s Pride Corporation, a Delaware corporation, dated March 10, 1988 by unanimous consent dated March 10, 1988.

IN WITNESS WHEREOF, I have executed the Certificate as of the 10th day of March, 1988.

/s/ Clifford E. Butler

Clifford E. Butler

CERTIFIED RESOLUTIONS APPROVING PLAN

AND AGREEMENT OF MERGER

WHEREAS, there has been presented to and discussed at this meeting a proposed Plan and Agreement of Merger, a copy of which is attached hereto, providing for the Merger of Cash Poultry, Inc. into this Corporation; and

WHEREAS, this Board of Directors deems it to be in the best interests of this Corporation and its shareholders that the Plan and Agreement of Merger be approved and that Cash Poultry, Inc. and this Corporation be merged;

RESOLVED, that the terms and conditions of the proposed Plan and Agreement of Merger present to this meeting, and mode of carrying them into effect as well as the manner and basis of converting the shares of the constituent corporations into shares of the surviving corporation as set forth in the Plan and Agreement of Merger, are hereby approved;

RESOLVED FURTHER, that the President and the Secretary of this Corporation are directed to execute said Plan and Agreement of Merger in the name and on behalf of this Corporation and to deliver a duly executed copy thereof to Pilgrim’s Pride, Inc.;

SECRETARY’S CERTIFICATE

I, Clifford E. Butler, do hereby certify that I am the duly elected and qualified Secretary of Pilgrim’s Pride Corporation, and that the directors of Pilgrim’s Pride Corporation have approved the above and foregoing Resolutions by unanimous consent at a meeting of the Board of Directors duly held on February 3, 1988.

SIGNED AND DATED this 10th day of March, 1988.

/s/ Clifford E. Butler

Clifford E. Butler

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

PILGRIM’S PRIDE CORPORATION

Pilgrim’s Pride Corporation a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Article Fourth of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“FOURTH:

Authorized Shares

The total number of shares of stock which the Corporation shall have authority to issue is 165,000,000 shares consisting of the following:

(1) 100,000,000 shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”);

(2) 60,000,000 shares of Class B common stock, par value $.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and

(3) 5,000,000 shares of preferred stock par value $.01 per share (the “Preferred Stock”).

Upon the filing of this Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the state of Delaware (the “Effective Time”), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation’s common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the “Existing Common Stock”), including shares held in the treasury of the Corporation, shall be automatically reclassified, changed, and converted into one fully paid and non-assessable share of Class B Common Stock, par value $.01 per share. Any stock certificate that, immediately prior to the Effective Time, represents shares of the Existing Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class B Common Stock equal to the number of shares of the Existing Common Stock represented by such certificate prior to the Effective Time.

Designations, Preferences, etc. of the Capital Stock

The designations, preferences, powers, qualifications, and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth below.

Common Stock

(1) Identical Rights. Except as herein otherwise expressly provided, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

(2) Dividends on the Common Stock.

(a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Corporation’s board of directors (the “Board of Directors”) at any time and from time to time out of any funds of the Corporation legally available therefor, except that

2

(i) if dividends are declared that are payable in shares of Common Stock, then such stock dividends shall be payable at the same rate on each class of Common Stock and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock and (ii) if dividends are declared that are payable in shares of common stock of another corporation, then such shares may differ as to voting rights to extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

(b) Dividends payable under this subparagraph (2) shall be paid to the holders of record of the outstanding shares of Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the board of Directors in advance of declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this subparagraph (2) shall, when so issued, be duly authorized validly issued, fully paid and non-assessable, and free of all liens and charges.

(c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Common Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment or setting apart is prohibited by applicable law.

(3) Stock Splits Relating to the Common Stock. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock shall be proportionately subdivided or combined.

(4) Liquidation Rights of the Common Stock,. In the event of any voluntary or involuntary liquidation, dissolution, or winding–up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation as such terms are used in this subparagraph (4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

(5) Voting Rights of the Common Stock.

(a) The holders of the Class A Common Stock and the Class B Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock being entitled to one (1) vote and each share of Class B Common Stock being entitled to twenty (20) votes, except as otherwise provided by law.

(b) No holder of Common Stock shall be entitled to preemptive or subscription rights.

(6) Consideration on Merger, Consolidation, etc. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

3

Preferred Stock

Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.”

IN WITNESS WHEREOF, Pilgrim’s Pride Corporation has caused this Certificate to be executed by Lonnie A. Pilgrim, its authorized officer, on this 30th day of June, 1998.

PILGRIM’S PRIDE CORPORATION

/s/ Lonnie A. Pilgrim

Lonnie A Pilgrim, Chairman of the Board of Directors and Chief Executive Officer

4

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

PILGRIM’S PRIDE CORPORATION

Pilgrim’s Pride Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that:

1 The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2 Article Fourth of the Corporation’s Certificate of Incorporation is amended to read in its entirely as follows:

“FOURTH:

Authorized Shares

The total number of shares of stock which the Corporation shall have authority to issue is 165,000,000 shares, consisting of the following:

(1) 100,000,000 shares of Class A Common stock, par value $.01 per share (the “Class A Common Stock”);

(2) 60,000,000 shares of Class B common stock, par value $.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and

(3) 5,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

Designations, Preferences, etc. of the Capital Stock

The designations, preferences, powers, qualifications, and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth below.

Common Stock

(1) Identical Rights. Except as herein otherwise expressly provided, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

(2) Dividends on the Common Stock.

(a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise ) as may be declared thereon by the Corporation’s board of directors (the “Board of Directors”) at any time and from time to time out of any funds of the Corporation legally available therefor, except that (i) if dividends are declared that are payable in shares of Common Stock, then such stock dividends shall be payable at the same rate on each class of Common Stock and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock and in shares of either Class A Common Stock or Class B Common Stock, as may be specified by the Board of Directors in a resolution authorizing such stock dividend, to holders of Class B Common Stock and (ii) if dividends are declared that are payable in shares of common stock of another corporation, then such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

(b) Dividends payable under this subparagraph (2) shall be paid to the holders of record of the outstanding shares of Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this subparagraph (2) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

(c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Common Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment or setting apart is prohibited by applicable law.

(3) Stock Splits Relating to the Common Stock. Except as expressly provided in subparagraph (2) above, the Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock shall be proportionately subdivided or combined.

(4) Liquidation Rights of the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this subparagraph (4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

(5) Voting Rights of the Common Stock.

(a) The holders of the Class A Common Stock and the Class B Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock being entitled to one (1) vote and each share of Class B Common Stock being entitled to twenty (20) votes, except as otherwise provided by law.

(b) No holder of Common Stock shall be entitled to preemptive or subscription rights.

(6) Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

Preferred Stock

Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each

2

series, and to fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.”

IN WITNESS WHEREOF Pilgrim’s Pride Corporation has caused this Certificate to be executed by Lonnie A. Pilgrim, its authorized officer, on this 20th day of July, 1999.

PILGRIM’S PRIDE CORPORATION

/s/ Lonnie A. Pilgrim

Lonnie A. Pilgrim, Chairman of the Board of Directors

3

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PILGRIM’S PRIDE CORPORATION OF VIRGINIA, INC.

INTO

PILGRIM’S PRIDE CORPORATION

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

Pilgrim’s Pride Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The name and the state of incorporation of each of the Constituent Corporations (herein so called) in the merger is as follows:

Name of Corporation	State
Pilgrim’s Pride Corporation	Delaware
Pilgrim’s Pride Corporation of Virginia, Inc	Virginia

2. The Corporation owns all of the outstanding shares of capital stock of Pilgrim’s Pride Corporation of Virginia, Inc., a Virginia corporation.

3. The Corporation, by a consent in writing executed by its Board of Directors, a copy of which is attached hereto as Exhibit “A” and duly adopted on the 16th day of July, 2001, determined to merge Pilgrim’s Pride Corporation of Virginia, Inc. with and into itself on the conditions set forth in such resolutions.

4. The Corporation shall be the surviving corporation in the merger and the name of the Corporation as the surviving corporation shall continue to be “Pilgrim’s Pride Corporation” (the “Surviving Corporation”).

5. The certificate of incorporation of the Corporation as in effect immediately prior to the Effective Time (as defined herein) shall constitute the certificate of incorporation of the Surviving Corporation.

6. The merger shall become effective on July 17, 2001, at 11:59 p.m. (Eastern Time) (the “Effective Time”) in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

1

IN WITNESS WHEREOF, this Certificate was executed for and on behalf and in the name of the undersigned corporation on July 16, 2001.

PILGRIM’S PRIDE CORPORATION

By:	/s/ Richard A. Cogdill

Name:	Richard A. Cogdill
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

2

EXHIBIT A

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

OF

PILGRIM’S PRIDE CORPORATION

Dated as of July16, 2001

The undersigned, being all of the members of the Board of Directors of Pilgrim’s Pride Corporation, a Delaware corporation (the “Corporation”), hereby, pursuant to the provisions of Sections 141(f) and 253 of the Delaware General Corporation Law (“DGCL”), consent to, approve and adopt the following resolutions and each and every action effected thereby:

WHEREAS, it is proposed that Pilgrim’s Pride Corporation of Virginia, Inc., a Virginia corporation and a wholly owned subsidiary of the Corporation (“Subsidiary”), merge with and into the Corporation (the “Merger”); and

WHEREAS, the Board of Directors of the Corporation has determined that it is advisable and in the best interest of the Corporation that Subsidiary merge with and into the Corporation, with the Corporation being the surviving corporation under the name of “Pilgrim’s Pride Corporation”.

RESOLVED, that Subsidiary merge with and into the Corporation pursuant to the following terms and provisions:

(a) In accordance with Section 253 of the DGCL and as a wholly owned subsidiary of the Corporation, Subsidiary shall be merged with and into the Corporation effective on July 17, 2001, at 11:59 p.m. (Eastern Time) (the “Effective Time”);

(b) As a result of the Merger, the outstanding shares of capital stock of Subsidiary shall be canceled, the separate corporate existence of Subsidiary shall cease, and the Corporation will be the surviving corporation in the Merger (the “Surviving Corporation”);

(c) Each share of capital stock of the Corporation issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

(d) The certificate of incorporation of the Corporation shall constitute the certificate of incorporation of the Surviving Corporation;

(e) The name of the Surviving Corporation shall be “Pilgrim’s Pride Corporation”; and

3

(f) The Corporation shall cause the Merger to be consummated by filing the Certificate of Ownership and Merger (the “Certificate”) with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DCCL, and by filing Articles of Merger (the “Articles”) with the State Corporation Commission of the Commonwealth of Virginia in such form as is required by, and executed in accordance with, the relevant provisions of the Virginia Stock Corporation Act;

RESOLVED, that said terms and provisions are hereby ratified, adopted, approved and confirmed;

RESOLVED, that further to such resolutions and for purposes of compliance with Virginia law and for inclusion in the Articles:

The Board of Directors of the Corporation, determining it to be in the best interest of the Corporation, hereby adopts and approves the following plan of merger:

1. Merger. Pursuant to 8 Del C. 1953 § 253(a), at the Effective Time (as defined below), Pilgrim’s Pride Corporation of Virginia, Inc., a Virginia corporation (“Pilgrim’s of Virginia”), shall be merged (the “Merger”) with and into Pilgrim’s Pride Corporation, a Delaware corporation (“Pilgrim’s”). Pilgrim’s shall continue in existence as the surviving corporation, and the separate corporate existence of Pilgrim’s of Virginia shall cease.

2. Effective Date. Pursuant to 8 Del C. 1953 § 103(d), the effective time and date of the Merger shall be 11:59 p.m., July 17, 2001 (the “Effective Time”).

3. Effect of Merger on Outstanding Shares. At the Effective Time, each issued and outstanding share of common stock of Pilgrim’s of Virginia shall be automatically canceled and cease to exist.

4. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of Pilgrim’s in effect immediately prior to the Effective Time shall remain in effect until thereafter amended as provided by law.

RESOLVED, that the proper officers of the Corporation be, and each is, hereby authorized, empowered, and directed, for and on behalf and in the name of the Corporation, to execute and deliver the Certificate for filing with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware law and the Articles for filing with the State Corporation Commission of the Commonwealth of Virginia in accordance with the relevant provisions of Virginia law;

4

RESOLVED, that the officers of the Corporation are hereby severally authorized (a) to sign, execute, certify, verify, acknowledge, delver, accept, file, and record any and all instruments and documents, and (b) to take, or cause to be taken, any and all such actions, in the name and on behalf of the Corporation, as (in such officers’ judgment) shall be necessary, desirable or appropriate in order to effect the purposes of the forgoing resolutions and the transactions contemplated thereby; and

RESOLVED, that any and all action taken by any proper officers of the Corporation prior to the date this Consent is actually executed in effecting the purposes of the foregoing resolutions is hereby ratified, approved, confirmed, and adopted in all respects.

5

IN WITNESS WHEREOF, the undersigned directors of the Corporation have executed this Consent as of the date first above written.

/s/ Lonnie “Bo” Pilgrim

Lonnie “Bo” Pilgrim

/s/ Clifford E. Butler

Clifford E. Butler

/s/ David Van Hoose

David Van Hoose

/s/ Richard A. Cogdill

Richard A. Cogdill

/s/ Lonnie Ken Pilgrim

Lonnie Ken Pilgrim

/s/ Charles L. Black

Charles L. Black

/s/ S. Key Coker

S. Key Coker

/s/ Vance C. Miller, Sr.

Vance C. Miller, Sr.

/s/ James G. Vetter, Jr.

James G. Vetter, Jr.

/s/ Donald L. Wass, Ph.D.

Donald L. Wass, Ph.D.

6

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

PILGRIM’S PRIDE CORPORATION

Pilgrim’s Pride Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. This amendment shall be effective as of 4:31 p.m., Eastern Standard Time, on November 21, 2003.

2. Article Fourth of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“FOURTH:

I.	Authorized Shares

The total number of shares of stock which the Corporation shall have authority to issue is 165,000,000 shares, consisting of the following:

(1) 160,000,000 shares of common stock, par value $.01 per share (the “Common Stock”); and

(2) 5,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

II.	Designations, Preferences, etc. of the Capital Stock

The designations, preferences, powers, qualifications, and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth below.

A.	Common Stock

(1) Reclassification of Existing Class A and Class B Common Stock.

(a) Upon the filing of this Certificate of Amendment of Certificate of Incorporation, each share of Class A Common Stock, par value $.01 per share, of the Corporation either issued and outstanding or held by the Corporation as treasury stock, shall be and is automatically reclassified and changed (without any further act) into one share of Common Stock (such reclassification being the “Class A Reclassification”).

(b) Upon the filing of this Certificate of Amendment of Certificate of Incorporation, each share of Class B Common Stock, par value $.01 per share, of the Corporation either issued and outstanding or held by the Corporation as treasury stock, shall be and is automatically reclassified and changed (without any further act) into one share of Common Stock (such reclassification being the “Class B Reclassification”).

(2) Voting Rights of the Common Stock.

(a) The holders of record of Common Stock shall be entitled to one vote per share for all purposes, except that a holder of record of a share of Common Stock shall be entitled to twenty votes per share on each matter submitted to a vote by the stockholders at a meeting of stockholders for each such share held of record by such holder on the record date for such meeting if, with respect to such share:

(i) each and every beneficial owner of such share was the beneficial owner thereof at the effective time of the Class A Reclassification or the Class B Reclassification; and

(ii) there has been no change in the beneficial ownership of the share at any time after the filing of this Certificate of Amendment of Certificate of Incorporation.

(b) A change in beneficial ownership of an outstanding share of Common Stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote or to direct the voting of such share of Common Stock, (ii) investment power, which includes the power to direct the sale or other disposition of such share of Common Stock, (iii) the right to receive or retain the proceeds of any sale or other disposition of such share of Common Stock, or (iv) the right to receive any distributions, including cash dividends, in respect of such share of Common Stock.

(A) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (d) of this paragraph (2), a change in the beneficial ownership shall be deemed to have occurred whenever a share of Common Stock is transferred of record into the name of any other person.

(B) The beneficial owner of an outstanding share of Common Stock held of record on a record date for determining the holders entitled to vote on any matter submitted to a vote by the shareholders (a “Record Date”) in “street” or “nominee” name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee (including any share so held on at the time of filing of this Certificate of Amendment of Certificate of Incorporation) shall be presumed to have acquired the beneficial ownership of such share subsequent to the filing of this Certificate of Amendment of Certificate of Incorporation. Such presumption shall be rebuttable by showing that beneficial ownership of such share with respect to each and every beneficial owner thereof complies with subparagraph (a) of this paragraph (2).

(C) In the case of a share of Common Stock held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Transfers to Minors Act in effect in any state, a change in the beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.

(c) Notwithstanding anything in this paragraph (2) to the contrary, no change in beneficial ownership shall be deemed to have occurred for purposes of clause (i) and (ii) of subparagraph (a) of this paragraph (2) solely as a result of:

(i) any event that occurred prior to the filing of this Certificate of Amendment of Certificate of Incorporation pursuant to the terms of any contract (other than a contract for the purchase and sale of shares of Common Stock contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements in existence at the time of such filing to which any holder of shares of Common Stock is a party;

(ii) any transfer of any interest in a share of Common Stock pursuant to a bequest or inheritance by operation of law upon the death of any individual, or by any other transfer to or primarily for the benefit of family member(s) of the transferor or any trust, partnership or other entity primarily for the benefit of one or more of such family member(s), or pursuant to an appointment of a successor trustee, general partner or similar fiduciary or the grant of a proxy or other voting rights to one or more individuals with respect to any such trust, partnership or other entity, including a gift;

(iii) any change in the beneficiary of any trust or any distribution of a share of Common Stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement;

(iv) any transfer of any interest in a share of Common Stock from one spouse to another by reason of separation or divorce or under or pursuant to community property laws or other similar laws of any jurisdiction;

(v) any appointment of a successor trustee, agent, guardian, custodian or similar fiduciary with respect to a share of Common Stock if neither such successor has nor its predecessor had the power to vote or to dispose of such share of Common Stock without further instructions from others;

(vi) any change in the person to whom dividends or other distributions in respect of a share of Common Stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order;

(vii) any transfer of the beneficial ownership of a share of Common Stock from one employee benefit plan of the Corporation to another employee benefit plan of the Corporation;

(viii) the grant by any person of the right to vote any shares of which such person is the beneficial owner, provided the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(ix) any event occurring under the Share Voting Agreement, dated as of June 7, 2003, among Lonnie “Bo” Pilgrim, Lonnie Ken Pilgrim and certain affiliated entities and ConAgra Foods, Inc. or any voting agreement to which any such persons or entities are parties entered into in connection with the New York Stock Exchange’s consent to the Class A Reclassification and Class B Reclassification.

As used in paragraph 2(c)(ii) above, “family member” of a transferor means the transferor’s spouse, ancestors, lineal descendants, siblings and their descendants, aunts and uncles,

mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and first cousins; and a legally adopted child of an individual shall be treated as a child of such individual by blood.

(d) For purposes of this paragraph (2), all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation or, at any time when a transfer agent is acting with respect to the share of Common Stock, by such transfer agent on the Corporation’s behalf. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of the shares of Common Stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of the shares of Common Stock.

(e) A beneficial owner of any share of Common Stock acquired as a direct result of a stock split, stock dividend, reclassification, rights offering or other distribution of shares or rights by the Corporation with respect to existing shares (“dividend shares”) will be deemed to have been the continuous beneficial owner of such share from the date on which the original shares, with respect to which the dividend shares were issued, were acquired.

(f) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Common Stock.

(g) No holder of Common Stock shall be entitled to preemptive or subscription rights.

(3) Identical Rights. Each share of Common Stock, whether at any particular time the holder thereof is entitled to exercise twenty votes or one, shall be identical to all other shares of Common Stock in all respects, and together the shares of Common Stock shall constitute a single class of shares of the Corporation.

(4) Dividends on the Common Stock.

(a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Corporation’s board of directors (the “Board of Directors”) at any time and from time to time out of any funds of the Corporation legally available therefor.

(b) Dividends payable under this paragraph (4) shall be paid to the holders of record of the outstanding shares of Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this paragraph (4) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

(c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Common Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment or setting apart is prohibited by applicable law.

(5) Liquidation Rights of the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (5), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

B.	Preferred Stock

Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of

Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.”

IN WITNESS WHEREOF, Pilgrim’s Pride Corporation has caused this Certificate to be executed by Richard A. Cogdill, its authorized officer, on this 20th day of November, 2003.

PILGRIM’S PRIDE CORPORATION

By:	/s/ Richard A. Cogdill

Name:	Richard A. Cogdill
Title:	Executive Vice President Chief Financial Officer Secretary & Treasurer

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CONAGRA POULTRY COMPANY OF KENTUCKY, INC.

INTO

PILGRIM’S PRIDE CORPORATION

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

Pilgrim’s Pride Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The name and the state of incorporation of each of the Constituent Corporations (herein so called) in the merger is as follows:

Name of Corporation	State
Pilgrim’s Pride Corporation	Delaware
ConAgra Poultry Company of Kentucky, Inc.	Kentucky

2. The Corporation owns all of the outstanding shares of capital stock of ConAgra Poultry Company of Kentucky, Inc., a Kentucky corporation.

3. The Corporation, by a consent in writing executed by its Board of Directors, a copy of which is attached hereto as Exhibit “A” and duly adopted on the 24th day of November, 2003, determined to merge ConAgra Poultry Company of Kentucky, Inc. with and into itself on the conditions set forth in such resolutions.

4. The Corporation shall be the surviving corporation in the merger and the name of the Corporation as the surviving corporation shall continue to be “Pilgrim’s Pride Corporation” (the “Surviving Corporation”).

5. The certificate of incorporation of the Corporation as in effect immediately prior to the merger shall constitute the certificate of incorporation of the Surviving Corporation.

1

IN WITNESS WHEREOF, this Certificate was executed for and on behalf and in the name of the undersigned corporation on November 24, 2003.

PILGRIM’S PRIDE CORPORATION

By:	/s/ Richard A. Cogdill

Name:	Richard A. Cogdill
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

2

EXHIBIT A

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

OF

PILGRIM’S PRIDE CORPORATION

Dated as of November 24, 2003

The undersigned, being all of the members of the Board of Directors of Pilgrim’s Pride Corporation, a Delaware corporation (the “Corporation”), hereby, pursuant to the provisions of Sections 141(f) and 253 of the Delaware General Corporation Law (“DGCL”), consent to, approve and adopt the following resolutions and each and every action effected thereby:

WHEREAS, it is proposed that ConAgra Poultry Company of Kentucky, Inc. (“Subsidiary”), a Kentucky corporation and a wholly owned subsidiary of the Corporation, merge with and into the Corporation (the “Merger”); and

WHEREAS, the Board of Directors of the Corporation has determined that it is advisable and in the best interest of the Corporation that Subsidiary merge with and into the Corporation, with the Corporation being the surviving corporation under the name “Pilgrim’s Pride Corporation”.

RESOLVED, that Subsidiary merge with and into the Corporation pursuant to the following terms and provisions:

(a) In accordance with Section 253 of the DGCL and as a wholly owned subsidiary of the Corporation, Subsidiary shall be merged with and into the Corporation;

(b) As a result of the Merger, the outstanding shares of capital stock of Subsidiary shall be canceled, the separate corporate existence of Subsidiary shall cease, and the Corporation will be the surviving corporation in the Merger (the “Surviving Corporation”);

(c) Each share of capital stock of the Corporation issued and outstanding immediately prior to the effective time of the Merger shall remain outstanding and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

(d) The certificate of incorporation of the Corporation shall constitute the certificate of incorporation of the Surviving Corporation;

3

(e) The name of the Surviving Corporation shall be “Pilgrim’s Pride Corporation”; and

(f) The Corporation shall cause the Merger to be consummated by filing the Certificate of Ownership and Merger (the “Certificate”) with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and by filing Articles of Merger (the “Articles”) with the Secretary of State of the Commonwealth of Kentucky in such form as is required by, and executed in accordance with, the relevant provisions of the Kentucky Business Corporation Act (“KBCA”);

RESOLVED, that said terms and provisions are hereby ratified, adopted, approved and confirmed;

RESOLVED, that further to such resolutions and for purposes of compliance with Kentucky law and for inclusion in the Articles:

The Board of Directors of the Corporation, determining it to be in the best interest of the Corporation, hereby adopts and approves the following plan of merger pursuant to Section 253(a) of the DGCL and Section 271B.11-040 of the KBCA:

1. Merger. The name of the parent corporation is Pilgrim’s Pride Corporation, a Delaware corporation (“Pilgrim’s”), and the name of the subsidiary corporation is ConAgra Poultry Company of Kentucky, Inc., a Kentucky corporation (“CPC-Ky”). Pilgrim’s owns 100% of the issued and outstanding capital stock of CPC-Ky. CPC-Ky shall be merged (the “Merger”) with and into Pilgrim’s at the effective time of the Merger, with the effect provided in Section 271B.11-060 of the KBCA. Pilgrim’s shall continue in existence as the surviving corporation, and the separate corporate existence of CPC-Ky shall cease.

2. Effect of Merger on Outstanding Shares. At the effective time of the Merger, each issued and outstanding share of common stock of CPC-Ky shall be automatically canceled and cease to exist, and no cash, securities or other property shall be issued in exchange therefor.

3. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of Pilgrim’s in effect immediately prior to the effective time of the Merger shall remain in effect until thereafter amended as provided by law.

RESOLVED, that the proper officers of the Corporation be, and each is, hereby authorized, empowered, and directed, for and on behalf and in the name of the Corporation, to execute and deliver the Certificate for filing with the Secretary of State of the State of Delaware in accordance with the relevant provisions of

4

Delaware law and the Articles for filing with the Secretary of State of the Commonwealth of Kentucky in accordance with the relevant provisions of Kentucky law;

RESOLVED, that the officers of the Corporation are hereby severally authorized (a) to sign, execute, certify, verify, acknowledge, deliver, accept, file, and record any and all instruments and documents, and (b) to take, or cause to be taken, any and all such actions, in the name and on behalf of the Corporation, as (in such officers’ judgment) shall be necessary, desirable or appropriate in order to effect the purposes of the foregoing resolutions and the transactions contemplated thereby; and

RESOLVED, that any and all action taken by any proper officers of the Corporation prior to the date this Consent is actually executed in effecting the purposes of the foregoing resolutions is hereby ratified, approved, confirmed, and adopted in all respects.

5

IN WITNESS WHEREOF, the undersigned directors of the Corporation have executed this Consent as of the date first above written.

/s/ Lonnie “Bo” Pilgrim

Lonnie “Bo” Pilgrim

/s/ Clifford E. Butler

Clifford E. Butler

/s/ O.B. Goolsby, Jr.

O.B. Goolsby, Jr.

/s/ Richard A. Cogdill

Richard A. Cogdill

/s/ Lonnie Ken Pilgrim

Lonnie Ken Pilgrim

/s/ Charles L. Black

Charles L. Black

/s/ S. Key Coker

S. Key Coker

/s/ Vance C. Miller, Sr.

Vance C. Miller, Sr.

/s/ James G. Vetter, Jr.

James G. Vetter, Jr.

/s/ Donald L. Wass, Ph.D.

Donald L. Wass, Ph.D.

/s/ Blake Lovette

Blake Lovette

6